EXHIBIT 3

         Set forth below is a summary of acquisitions and dispositions of beneficial ownership in the Shares of the Issuer by Frost-Nevada, Limited Partnership effected from October 4, 1996 through the date of this Amendment No. 2.

               NUMBER OF SHARES           PRICE PER         TYPE OF
DATE       ACQUIRED      DISPOSED           SHARE          TRANSACTION
----       --------      --------           -----          -----------

6/20/97                  150,000        N/A             Gift

1/28/98    250,000                      $3.15           Exercise of Warrants

1/28/98                  250,000        N/A             Transfer to Phillip
                                                           Frost, M.D.